Exhibit 10.2

VIROPRO INC.

GUARANTY AND SURETYSHIP AGREEMENT

(this "Guaranty")

1.

For value received, intending to be legally bound hereby, and in order to induce Westward Expansion Co. (the “Company”) to provide bridge financing in a Term Loan Agreement and enter into the other transactions connected therewith with Viropro International Inc., a corporation organized and existing under the federal laws of Canada (hereinafter the “Borrower”), and as consideration therefor, Viropro Inc. (the “Parent”), a  corporation organized and existing under the laws of the state of Nevada and the parent corporation of the Borrower as of the date of Parent's execution of this Guaranty, effective as of October 11, 2007 (the “Effective Date”), absolutely, unconditionally and irrevocably guarantees to the Company and becomes surety for the prompt, full and faithful payment, performance, keeping, observance and fulfillment by the Borrower, of all agreements, covenants, duties, obligations, debts, liabilities and indemnities, now or hereafter owing or existing, (collectively, “Obligations”) of Borrower under the Term Loan Agreement, the Convertible Note and the Deed of Hypothec effective as of even date herewith as amended from time to time (hereinafter the “Credit Documents”), and under any other agreement or document entered into or delivered by Borrower or issued by the Company in connection therewith or related thereto, each as amended or extended from time to time upon mutual agreement of the parties thereto (collectively with the Credit Documents, the “Covered Agreements”).  All references herein to the Covered Agreements shall mean any and all of the Covered Agreements.

2.

Upon the occurrence of any Event of Default (as defined herein), at the election of the Company, Parent shall immediately pay the Company an amount equal to: (i) any and all interest, penalties, fees and expenses (specifically including, but not limited to, reasonable attorneys' fees and expenses) which the Borrower may now or at any time hereafter owe to the Company pursuant to the Credit Documents plus (ii) the principal amount of any and all indebtedness, liabilities and other obligations, whether primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several or joint and several, due or to become due and whether arising by agreement, note, discount, acceptance, overdraft or otherwise, which the Borrower may now or at any time hereafter owe to the Company pursuant to the Credit Documents.  Parent’s payment of such amount shall not relieve it of its continuing obligations under this Guaranty.

3.

The liability of Parent under this Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by the Company of any remedies it may have against Borrower or any other Parent, obligor, collateral or security.  This is a guaranty of payment and not of collection.  The Company shall not be required at any time, as a condition of Parent’s liability hereunder, to make demand upon or resort to payment from Borrower or any other person, or any of their properties or estates, or resort to any collateral or security or pursue or exhaust any other rights or remedies whatsoever.  Parent’s obligations to make payments to the Company hereunder shall arise immediately upon Borrower’s failure or refusal to pay or perform when due any Obligation whether as a result of the Borrower’s insolvency or otherwise (an “Event of Default”).  Payment shall be made by Parent hereunder within three business days of its receipt of notice of an Event of Default or of Enforcement Expenses (as defined herein) from the Company.

4.

Parent shall pay and be liable to the Company for (i) all costs and expenses (including fees of attorneys and expert witnesses and court costs) paid or incurred by the

Company in connection with efforts to collect or enforce performance of any of the Obligations and/or this Guaranty and (ii) interest on the unpaid amount due hereunder accruing at an annual rate equal to twelve percent (12%) (collectively, the “Enforcement Expenses”).

5.

Payments by Parent of Obligations and Enforcement Expenses hereunder shall be made in Unites States Dollars by wire transfer of immediately available funds in accordance with the instructions provided by the Company to Parent.

6.

Parent hereby represents and warrants to the Company as follows, all of which shall survive the execution and delivery of this Guaranty:

(a)

Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in paragraph 1 hereof, with all requisite power and authority to enter into and perform this Guaranty; and

(b)

This Guaranty has been duly executed and delivered by Parent; constitutes the legal, valid, and binding obligation of Parent enforceable against Parent in accordance with its terms; and all acts, conditions, consents, grants of approval, and things required to be done and performed and to have happened or been granted precedent to the execution, delivery, and performance of this Guaranty to constitute this Guaranty such obligation (without violating any law, regulation, governmental requirement, judgment, order, or decree or any agreement binding on Parent or on Parent’s property or resulting in the creation or imposition of or the obligation to create or impose any lien on Parent’s property) have been effected in compliance with all applicable law.

7.

This Guaranty constitutes a continuing guaranty and shall:

(a)

remain in full force and effect until all of the Obligations have been paid and performed in full and no further Obligation may thereafter arise or exist under the Covered Agreements;

(b)

shall continue to be effective or shall be reinstated automatically, as the case may be, if at any time any payment of any of the Obligations is rescinded, avoided or rendered void as a preferential transfer, impermissible set-off, fraudulent conveyance or must otherwise be returned or disgorged by the Company upon the insolvency, bankruptcy or reorganization of either Borrower or Parent or otherwise, all as though such rescinded, avoided or voided payment had not been made, and notwithstanding any action or failure to act on the part of the Company in reliance on such payment;

(c)

be binding upon Parent and its successors and permitted assigns;

(d)

inure to the benefit of and be enforceable by the Company and its successors, transferees and assigns; and

(e)

be absolute, unconditional, irrevocable and in no event be affected or impaired by any of the following:  (i) any renewal, amendment, restatement, modification or supplement to the Covered Agreements, including any change in the time, manner or place of payment of any Obligation; (ii) any extension, forbearance, waiver, compromise or release of any of the Obligations or any of the Company’s or any other person’s rights under the Covered Agreements; (iii) any acceptance, exchange, release, discharge or non-perfection by the Company of any collateral or security for or other guaranty or surety of the Obligations; (iv) any failure, neglect, delay or omission on the part of the Company to realize upon or protect any of the Obligations, or any collateral or security therefor or guaranty or surety thereof; (v) any invalidity, irregularity or unenforceability of all or any part of the Covered Agreements or all or any part of the Obligations; (vi) any application of payments or credits by the Company; (vii) any dissolution, insolvency or bankruptcy of Borrower or any stay or lack of enforceability of any agreement or instrument to which the Borrower is a party; (viii) any act of commission or omission of any kind or at any time on the part of the Company or any of its affiliates or any of their respective employees or agents with respect to any matter whatsoever; or (ix) any other circumstances which might, in the absence of this section, otherwise constitute a legal or equitable release, discharge or defense of Parent from or to performance under this Guaranty.

8.

If there is more than one Parent of the Obligations, all of the obligations and agreements of Parent hereunder are joint and several with such other Parents.

9.

Parent hereby waives: (a) promptness and diligence; (b) notice of the incurrence of any of the Obligations or default by Borrower; (c) notice of any actions taken by the Company or Borrower under the Covered Agreements; (d) acceptance of this Guaranty and reliance hereon by the Company; (e) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations or of the obligations of Parent hereunder or of any other Parent, and all other notices and formalities to which Parent or Borrower might be entitled, by statute or otherwise, the omission of or delay in which, but for the provisions of this paragraph, might constitute grounds for relieving Parent of its obligations hereunder; or (f) any right or claim of right to cause a marshalling of any of the Borrower’s assets or to cause the Company to proceed against any collateral or security before proceeding under this Guaranty against Parent.

10.

Parent will not exercise any rights which it may acquire by way of subrogation, reimbursement, exoneration, participation, indemnification or contribution, by reason of any payment made by it hereunder or otherwise, until after the date on which all of the Obligations and all of the Enforcement Expenses shall have been paid and satisfied in full; and until such time, any such rights against Borrower shall be fully subordinated in lien and payment to any claim which the Company now or hereafter may have against Borrower.  If any amount shall be paid to Parent on account of such subrogation, reimbursement, exoneration, participation, indemnification or contribution at any time when all of the Obligations and all of the Enforcement Expenses shall not have been paid and performed in full, such amount shall be held in trust for the benefit of the Company, shall be segregated from other funds of Parent and shall forthwith be paid over to the Company to be applied in whole or in part by the Company against the Obligations and the Enforcement Expenses in such order as the Company determines in its sole discretion.

11.

This Guaranty may not be assigned by Parent without the prior written consent of the Company and any purported assignment without such consent shall be void and unenforceable.

12.

The obligations of Parent hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim or defense which Parent may now or hereafter have against Borrower or the Company, or Borrower may now or hereafter have against the Company.

13.

This Guaranty may not be waived, amended, terminated, released or otherwise changed except as expressly agreed in writing by Parent and the Company.  Any waiver shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Company to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof.  No single or partial exercise of any right or remedy hereunder will preclude any further exercise of any other right or remedy.  The rights and remedies of the Company provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or otherwise.

14.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

15.

Any notice, demand, request, instruction or other document required or permitted to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight delivery service fee prepaid, addressed as follows:

To Parent:	Viropro Inc.
8515, Place Devonshire, Suite 207
Montreal (QC) H4P 2K1
ATTN: Prosper Azoulay
Telephone: (514) 731 - 8776
Facsimile: (514) 739-7000

With a copy to:

To the Company:	Westward Expansion Co.
3030, Boul. Le Carrefour, suite 1002
Laval (Québec) H7T 2P5
ATTN: Guy-Paul Gauthier
Telephone: (450) 681-7744 Facsimile: (450) 681-8400

With a copy to:	Pierre-Hubert Séguin.
Séguin Racine, Attorneys Ltd
3030, Boul. Le Carrefour, suite 1002
Laval (Québec) H7T 2P5
Telephone: (450) 681-7744
Facsimile: (450) 681-8400

Any party may from time to time change its address for purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the parties to be charged therewith.

16.

This Guaranty contains the entire agreement of the parties hereto, and supersedes any prior agreement or understanding of the parties relating to the subject matter hereof.

17.

This Guaranty has been negotiated at arm’s length between Parent and the Company and each acknowledges that they were advised by competent counsel of their own selection.  The construction of this Guaranty shall not take into consideration the party who drafted or whose representative drafted any portion of this Guaranty, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

18.

Parent acknowledges that the Company is relying on the execution and delivery of this Guaranty, and the covenants, representations, warranties and waivers contained herein, in issuing and entering into the Covered Agreements.

19.

This Guaranty shall be governed by and construed in accordance with the laws of the Province of Quebec without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Superior Court of the Province of Quebec sitting in the district of Laval in connection with any dispute arising under this Credit Documents and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

IN WITNESS WHEREOF, Parent and the Company have executed this Guaranty as of the Effective Date.

VIROPRO INC. By:___ /s/ Prosper Azoulay Name: Prosper Azoulay Title: Authorized Person	WESTWARD EXPANSION CO. By: __/s/ Guy-Paul Gauthier Name: Guy-Paul Gauthier Title: Authorized Person

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